UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 3, 2013, Liberty Media Corporation (“Liberty Media”) announced that it received approval from the Federal Communications Commission for the transfer of de jure control of Sirius XM Radio Inc. (“Sirius XM”) to Liberty Media. The transfer of control of Sirius XM is expected to be completed within 60 days from the date the approval was received.

Upon the completion of the upcoming spin-off (the “Spin-Off”) of its wholly owned subsidiary Liberty Spinco, Inc. (“Spinco”), Spinco will hold the businesses, assets and liabilities of Liberty Media not associated with Starz, LLC, including Liberty Media's interest in Sirius XM. Although Liberty Media expects to complete the Spin-Off on January 11, 2013, the Spin-Off remains subject to certain conditions.

The information included in this Item 7.01 and the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD.

Item 8.01. Other Events

On January 8, 2013, Liberty Media issued a press release (the “Press Release”) containing information regarding (i) the when-issued trading of Spinco common stock prior to the Spin-Off and (ii) the trading symbols that will be used by Liberty Media common stock and Spinco common stock prior to and following the Spin-Off.

The Press Release being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press release dated January 3, 2013.
99.2	Press release dated January 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press release dated January 3, 2013.
99.2	Press release dated January 8, 2013.